UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 23, 2021

STRONGBRIDGE BIOPHARMA plc

(Exact name of registrant as specified in its charter)

Ireland	001-37569	98-1275166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Northbrook Drive, Suite 200 Trevose, PA	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 254-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Share, par value $0.01 per share	SBBP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Term Loan Agreement

On July 23, 2021, Strongbridge Biopharma plc (“Strongbridge”), its subsidiary, Strongbridge U.S. Inc., and Avenue Venture Opportunities Fund, L.P. (“Avenue”) entered into an amendment (the “Loan Amendment”) to the Term Loan Agreement, dated May 19, 2020 (the “Term Loan Agreement”), among Strongbridge, certain of its subsidiaries and Avenue.

Under the Term Loan Agreement, Strongbridge granted to Avenue an option to convert up to $3 million of the aggregate principal amount of any loans outstanding under the Term Loan Agreement into Strongbridge ordinary shares (the “Conversion Option”). The Loan Amendment amends the Conversion Option such that $10 million of the aggregate principal amount of any loans outstanding under the Term Loan Agreement will automatically convert into Strongbridge ordinary shares immediately prior to the completion of the acquisition of Strongbridge by Xeris Pharmaceuticals, Inc. (“Xeris”) by means of a scheme of arrangement (the “Scheme”) under Chapter 1 of Part 9 of the Irish Companies Act 2014 (the “Act”) pursuant to the Transaction Agreement (the “Transaction Agreement”), dated May 24, 2021, among Strongbridge, Xeris, Xeris Biopharma Holdings, Inc. (“HoldCo”) and Wells MergerSub, Inc. (the “Acquisition”). The conversion price remains unchanged at $2.24 per share. The Acquisition is expected to be completed in the fourth quarter of 2021.

Lock-Up Agreement

On July 23, 2021, in conjunction with the Loan Amendment, Strongbridge and Avenue entered into a Lock-Up Agreement where Avenue agreed to not transfer or dispose of any of the shares subject to the Conversion Option allotted in respect of the aggregate principal amount of outstanding loans in excess of $3 million (such shares, the “Lock-Up Shares”) or any securities underlying, convertible into or exercisable or exchangeable for Lock-Up Shares for a period of 90 days following completion of the Acquisition without Strongbridge’s prior written consent.

The foregoing description of the Loan Amendment and the Lock-Up Agreement is not complete and is qualified in its entirety by reference to the full text of the Loan Amendment and the Lock-Up Agreement, which are filed as exhibits 2.1 and 2.2 hereto and incorporated herein by reference.

Item 8.01. Other Events

On July 26, 2021, Strongbridge issued a press release announcing the record date and meeting dates of its special meetings in connection with the Acquisition of Strongbridge by Xeris pursuant to the Transaction Agreement. The Acquisition will be effected by means of the Scheme under the Act and a capital reduction under Sections 84 and 86 of the Act. The special meetings of Strongbridge are being held to seek shareholder approval of the Scheme and related matters.

Holders of Strongbridge ordinary shares as of 5:00 p.m. Eastern Time in the U.S. on July 27, 2021 will be entitled to vote at the special meetings. The first meeting, the special meeting called by the Irish High Court, is to be held on September 8, 2021 at 12:00 p.m. Eastern Time in the U.S. (5:00 p.m. Irish Time), at 900 Northbrook Drive, Suite 200, Trevose, Pennsylvania 19053, United States of America, and the second meeting, the extraordinary general meeting of shareholders, is to be held on September 8, 2021 at 12:30 p.m. Eastern Time (5:30 p.m. Irish Time), at

900 Northbrook Drive, Suite 200, Trevose, Pennsylvania 19053, United States of America, or, if later, as soon as possible after the conclusion or adjournment of the first meeting. Shareholders in Ireland may participate in the special meetings by audio link at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

Strongbridge will be mailing a definitive joint proxy statement/prospectus to its shareholders in the coming days.

The transaction remains subject to customary closing conditions, including the requisite shareholder approvals described above and certain regulatory approvals.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Exhibit Table

2.1	First Amendment to Term Loan Agreement, dated July 23, 2021, among Strongbridge Biopharma plc, Strongbridge U.S., Inc. and Avenue Venture Opportunities Fund, L.P.

2.2	Lock-Up Agreement, dated July 23, 2021, between Avenue Venture Opportunities Fund, L.P. and Strongbridge Biopharma plc

99.1	Press release issued by Strongbridge on July 26, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document

NO OFFER OR SOLICITATION

This report is for information purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or the other transactions contemplated by the Transaction Agreement (collectively, the “Transaction”), nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this report is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. The Acquisition will be made solely by means of the Scheme Document, which contains the full terms and conditions of the Acquisition, including details of how Strongbridge shareholders may vote in respect of the Acquisition.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

Strongbridge, Xeris and HoldCo have prepared and filed with the Securities and Exchange Commission (the “SEC”) the preliminary Joint Proxy Statement/Prospectus on July 2, 2021 (File No. 333-257642) which also constitutes a prospectus with respect to the HoldCo shares of common stock (“HoldCo Shares”) to be issued pursuant to the Transaction. The Joint Proxy Statement/Prospectus also contains the Scheme Document and further information relating to the implementation of the Transaction, the full terms and conditions of the Transaction (including the Scheme, notices of the Strongbridge Special Meetings and the Xeris Special Meeting (each as defined in the Joint Proxy Statement/Prospectus) and information on HoldCo Shares. The Joint Proxy Statement/Prospectus is not final and may be amended. Strongbridge and Xeris may also file other documents with the SEC regarding the Transaction. This report is not a substitute for the Joint Proxy Statement/Prospectus or any other document which Strongbridge, Xeris or HoldCo may file with the SEC.

The Joint Proxy Statement/Prospectus, as well as Strongbridge’s and Xeris’ other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and, in the case of Strongbridge’s filings, at Strongbridge’s website at www.strongbridgebio.com and, in the case of Xeris’ filings, at Xeris’ website at www.xerispharma.com.

INVESTORS, STRONGBRIDGE SHAREHOLDERS AND XERIS STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.

Any vote in respect of resolutions to be proposed at the Strongbridge Special Meetings to approve the Acquisition, the Scheme or related matters, or other responses in relation to the Acquisition, should be made only on the basis of the information contained in the Joint Proxy Statement/Prospectus (including the Scheme Document). Similarly, any vote in respect of resolutions to be proposed at the Xeris Special Meeting or any decision in respect of, or other response to, the Transaction, should be made only on the basis of the information contained in the Joint Proxy Statement/Prospectus.

PARTICIPANTS IN THE SOLICITATION

Strongbridge, Xeris, HoldCo and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from their respective shareholders in connection with the Transaction. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of shareholders in connection with the Transaction, including a description of their direct or indirect interests, which may be different from those of Strongbridge shareholders or Xeris stockholders generally, by security holdings or otherwise, are set forth in the preliminary Joint Proxy Statement/Prospectus (which contains the Scheme Document) and will be set forth in the final version of the Joint Proxy Statement/Prospectus and any other relevant documents that are filed or will be filed with the SEC relating to the Transaction. Information regarding Strongbridge’s directors and executive officers is contained in Strongbridge’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 3, 2021, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 14, 2021. Information regarding Xeris’ directors and executive officers is contained in Xeris’ Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 9, 2021, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 29, 2021. You may obtain free copies of these documents using the sources indicated above.

STATEMENT REQUIRED BY THE IRISH TAKEOVER RULES

The directors of Strongbridge accept responsibility for the information contained in this report. To the best of the knowledge and belief of the directors of Strongbridge (who have taken all reasonable care to ensure such is the case), the information contained in this report for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

NO PROFIT FORECAST / ASSET VALUATIONS

No statement in this report is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Strongbridge, Xeris or HoldCo as appropriate. No statement in this report constitutes an asset valuation.

GENERAL

The release, publication or distribution of this report in or into certain jurisdictions may be restricted by the laws of those jurisdictions, including any Restricted Jurisdictions (as defined in the Scheme). Accordingly, copies of this report and all other documents relating to the Transaction are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such Restricted

Jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed transaction disclaim any responsibility or liability for the violations of any such restrictions by any person.

PUBLICATION ON A WEBSITE

In accordance with Rule 19.9 of the Irish Takeover Rules, a copy of this communication will be published on Xeris’ and Strongbridge’s joint microsite at www.xerisstrongbridge.com, which can be accessed via a link on Xeris’ website at www.xerispharma.com and on Strongbridge’s website at www.strongbridgebio.com.

The content of any website referred to in this communication is not incorporated into and does not form part of this communication.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2021

STRONGBRIDGE BIOPHARMA PLC

By:	/s/ Richard S. Kollender
	Name:	Richard S. Kollender
	Title:	President and Chief Financial Officer